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Report of Independent Auditors

To the Stockholders of Petron Energy II, Inc.:

We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased from ONE Energy Capital Corp. I ONE Energy International Corp. (the "ONE Energy Acquisition"), as described in Note 1, for the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009. This financial statement is the responsibility of Petron Energy II, Inc, (the "Company") and ONE Energy Acquisition management. Our responsibility is to express an opinion on this financial statement based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.

Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the ONE Energy Acquisition's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the ONE Energy Acquisition's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Form 8-K, and is not intended to be a complete financial presentation of the ONE Energy Acquisition.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the ONE Energy Acquisition for the years ended December 31, 2011 and 2010 and the six months ended December 31,2009, in conformity with accounting principles generally accepted in the United States of America.

/S/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

March 12, 2012

10260 WESTHEIMER ROAD, SUITE 310 — HOUSTON, TEXAS 77042 — TEL:(713) 800-4343 — FAX (713) 456-2408

Petron Energy II, Inc.

Statement of combined revenues and direct operating expenses of the oil and gas properties purchased from ONE Energy

Capital Corp. /One Energy International Corp.

	For the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2011	2010	2009
Revenues	$112,327	$149,219	$37,320
Direct Operating expenses (Lease operating expenses and taxes)	241,104	374,495	169,706
Excess (shortage) of revenues over direct operating expenses	$(128,777)	$(225,276)	$(132,386)

The accompanying notes are an integral part of this financial statement.

PETRON ENERGY II, INC.

NOTES TO STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING

EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED FROM

ONE ENERGY CAPITAL CORP. / ONE ENERGY INTERNATIONAL CORP.

(1) THE PROPERTIES

On August 8, 2011, Petron Energy II, Inc, ("Petron Energy" or the "Company") completed the purchase of certain oil and gas leases and leasehold interests (the "ONE Energy Acquisition") from ONE Energy Capital Corp. and ONE Energy International Corp, (collectively, "ONE Energy") a Delaware limited liability company. The assets acquired are (a) all of ONE Energy's oil and gas leases and leasehold interests in Knox County in West Texas; (b) 48 wellbores consisting of 10 producing wells, 5 active injection wells and 33 shut-in wells; (c) any contracts or agreements related to the foregoing lands, leases and wells; (d) any equipment located on the land or used in the operation of the foregoing land, leases or wells; and (e) any hydrocarbons produced from or attributable to the foregoing land, the leases and the wells and other related assets, the aggregate consideration being in the form of shares of convertible preferred stock, which convert into shares of the Company having a total value of $5,910,000, based on the value of the underlying shares of Common Stock on the date of the transaction. The preferred stock votes one-for-one with the common shares; provides that no shares can be converted by the holders thereof if such conversion would result in the acquisition by such holder of more than 9.99% of the Company's outstanding stock; provides for the automatic conversion into shares of the Company's common stock in two tranches over a one year period. The ONE Energy Acquisition includes total acreage held by production of 1,580 gross acres (1,540 net acres). In addition, there are 735 gross acres (735 net acres) under primary terms on numerous leases and a 513 gross acre (513 net acres) option on one lease. Under the terms of the agreement, the purchase price was in the form of convertible preferred stock as described above and a payment of $106,000 upon execution of the agreement.

(2) BASIS FOR PRESENTATION

During the periods presented, the ONE Energy Acquisition was not accounted for or operated as Petron Energy. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, complete financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances. This financial statement is not intended to be a complete presentation of the revenues and expenses of the assets and is not indicative of the financial condition or results of the operations of the acquired assets going forward due to the change in the business and the omission of various operating expenses. Revenues and direct operating expenses included in the accompanying statement represent Petron Energy's acquired networking and revenue interests in the properties acquired and are presented on the accrual basis of accounting. Preparation of this financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of revenues and expenses during the reporting period. Revenue arising from the sale of oil and gas is recognized when significant risks and rewards of ownership have passed to the buyer and it can be reliably measured. Depreciation, depletion and amortization, exploration expenses, general and administrative expenses, and corporate income taxes have been excluded. Accordingly, the financial statement and other information presented are not indicative of the financial condition or results of operations of the ONE Energy Acquisition going forward due to the changes in the business and the omission of various operating expenses.

Sales prices of oil and gas are based on current market prices at the time of sale.

(3) COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between Petron Energy and ONE Energy, Petron Energy is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

PETRON ENERGY II, INC.

SUPPLEMENTAL OIL AND GAS INFORMATION OF THE OIL AND GAS PROPERTIES PURCHASED FROM ONE ENERGY

CAPITAL CORP. / ONE ENERGY INTERNATIONAL CORP.

(4) OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Proved oil and gas reserve quantities are based on estimates prepared by Forrest A. Garb & Associates, Inc. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the One Energy Acquisition represent estimates only and should not be construed as being exact.

Total Proved Reserves:	Gas (MCF)	Oil (BLS)
Proved Developed	-0-	2,580
Proved Developed-Behind Pipe	-0-	-0-
Proved Undeveloped	-0-	-0-
Production	-0-	2,306
Balance at December 31,2010	-0-	274

Proved Developed	-0-	9,426
Proved Developed-Behind Pipe	-0-	-0-
Proved Undeveloped	-0-	-0-
Production	-0-	1,950
Balance at December 31,2011	-0-	7,476

(5) FUTURE NET CASH FLOWS (UNAUDITED)

Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company's petroleum engineers by estimating the expenditures to be incurred in developing and producing the Acquisitions' proved natural gas and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions.

Future income taxes are not included due to net loss carry-forwards available to Petron Energy II. A discount factor of 10 percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of the ONE Energy Acquisitions' natural gas and oil properties. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations. There have been no estimates for future plugging and abandonment costs.

Below is the hydrocarbon pricing used:

Year	WTI Oil Price $/BBL	HH Gas Price $/MMBtu
2010	52.92	N/A
2011	70.03	N/A
2012	70.03	N/A
2013	70.03	N/A
2014	70.03	N/A
Thereafter	70.03	N/A
Cap	70.03	N/A

PETRON ENERGY II, INC.

SUPPLEMENTAL OIL AND GAS INFORMATION OF THE OIL AND GAS PROPERTIES PURCHASED FROM ONE ENERGY

CAPITAL CORP. / ONE ENERGY INTERNATIONAL CORP.

(5) FUTURE NET CASH FLOWS (UNAUDITED) – CONTINUED

As of December 31, 2011
Future cash flows	$611,590
Severance taxes	28,141
Ad Valorem taxes	14,579
Future operating expenses	349,047
Future development costs	-0-
Future net cash flows	219,823
10% discount factor	(87,553)
Standardized measure of discounted future net cash inflows	132,270
Estimated future development cost anticipated for following two years on existing properties	$-0-